EXHIBIT 99.C

SUBSCRIPTION AGREEMENT
(Canadian and other Non-United States Subscribers)

A completed and originally executed copy of this Subscription Agreement, including all applicable schedules hereto, must be delivered by no later than 12:00 p.m. (Toronto time) on June 27, 2006 to: Orion Securities Inc., 181 Bay Street, Suite 3100, Toronto, Ontario, M5J 2T3, Attn: Marilia Costa, Fax # (416) 864-9623.

THE LEAD UNDERWRITER HAS BEEN ENGAGED TO ACT AS AN ADVISOR TO THE COMPANY IN CONNECTION WITH THE ACQUISITION (AS HEREINAFTER DEFINED) AND WILL RECEIVE A FEE UPON THE SUCCESSFUL COMPLETION OF SUCH ACQUISITION, A CONDITION PRECEDENT OF WHICH IS THE CLOSING OF THE OFFERING. ACCORDINGLY, IN CONNECTION WITH THE OFFERING, THE COMPANY MAY BE CONSIDERED A “CONNECTED ISSUER” OF THE LEAD UNDERWRITER UNDER APPLICABLE SECURITIES LAWS. SEE SECTION 1 AND SUBSECTION 10(K) BELOW.

TO:	GLENCAIRN GOLD CORPORATION (the "Company")

AND TO:	ORION SECURITIES INC. (the "Lead Underwriter")

AND TO:	CANACCORD ADAMS INC., DUNDEE SECURITIES CORPORATION and BLACKMONT CAPITAL INC. (together with the Lead Underwriter, the "Underwriters")

The undersigned (the “Purchaser”), on its own behalf, and, if applicable, on behalf of those for whom the undersigned is contracting hereunder, hereby irrevocably subscribes for and agrees to purchase the number of securities of the Company set out below to be issued for the aggregate consideration set out below, subject to the following terms and conditions. This agreement, which for greater certainty includes and incorporates the attached schedules, is referred to herein as the “Subscription Agreement”. The Purchaser agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription” including without limitation the representations, warranties and covenants set forth in the schedules attached thereto. The Purchaser further agrees, without limitation, that the Company, the Underwriters, and their respective counsel, may rely on the Purchaser’s representations, warranties and covenants contained in such documents.

Issuer: Glencairn Gold Corporation	Issue: Subscription Receipts (Each Subscription Receipt exercisable to acquire one common share and one-half of one common share purchase warrant of the Company.)

Price Per Subscription Receipt: $0.60

No. of Subscription Recipets Purchased: 4,200,000	Total Subscription Price: $2,520,000.00

Number of Common Shares of the Company Currently Owned (directly and indirectly): 5,822,500

DATED this 27th day of June, 2006.

Name and Address of Purchaser

YAMANA RESOURCES LTD.	c/o YAMANA GOLD INC.

(Name of Purchaser - please print)	(Purchaser's Address)

Director	150 York Street, Suite 1102, Toronto, Ontario M5W 3S5

by: (Official Capacity or Title - please print)

/s/ Charles B. Main	(416) 815-0220

Authorized Signature	(Telephone Number)

Charles B. Main	(416) 815-0021

(Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.)	(Facsimile Number)

Details of Beneficial Purchaser (if the Purchaser is purchasing as agent for a principal and is not purchasing as agent or trustee for accounts fully managed by it):

(Name - please print)	(Beneficial Purchaser's Address)

(if space is inadequate please attach a schedule containing the necessary information)

Registration Instructions:	Delivery Instructions:

RAYMOND JAMES LIMITED	YAMANA GOLD INC.

Name

For the account of YAMANA GOLD

Account reference, if applicable	Account reference, if applicable

800-833 Seymour St.	Jacqueline A. Jones

Address	Contact Name

Vancouver, B.C.	150 York Street

Address

V6B 5E2	Suite 1102

Toronto, Ontario M5H 3S5

(416) 815-0220

Telephone Number
(416) 815-0021

Facsimile Number

ACCEPTANCE

        The foregoing is acknowledged, accepted and agreed to this 6th day of July, 2006.

GLENCAIRN GOLD CORPORATION

Per:  /s/ Lorna MacGillivray
          Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION

1.     Subscription. The Purchaser hereby tenders to the Company this Subscription Agreement which, upon acceptance by the Company, will constitute an irrevocable agreement of the Purchaser to purchase from the Company and, of the Company to sell to the Purchaser, the number of subscription receipts of the Company (“Subscription Receipts”) set out on the face page hereof (the “Purchaser’s Securities”) at the price of $0.60 per Purchaser’s Security (the “Purchase Price”), all on the terms and subject to the conditions set out in this Subscription Agreement. Each Subscription Receipt shall be automatically exercised (without any further action by the holders thereof) for one unit of the Company (a “Unit”) without payment of any consideration in addition to the Purchase Price of such Subscription Receipt, upon the completion of the acquisition of the La Libertad gold mine in Nicaragua (“La Libertad”) and a 60% interest in the Cerro Quema gold deposit in Panama (the “Acquisition”) on terms previously disclosed and otherwise reasonably acceptable to the Underwriters, including, for greater certainty, the delivery to the Underwriters of a favourable legal opinion with respect to title of La Libertad (the “Escrow Condition”).

        Each Unit will consist of one common share of the Company (a “Common Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant a “Warrant”). Each Warrant shall entitle the holder to purchase one common share of the Company (a “Warrant Share”) for a purchase price of $0.80 until the earlier of (i) two years following the Closing Date (as hereinafter defined), and (ii) at the option of the Company, the date that is 30 days following provision of notice to warrantholders from the Company that the closing price of its common shares on the TSX (as hereinafter defined) has been at least $1.20 for 30 consecutive trading days (such notice not to be provided prior to the date which is four months and one day following the Closing Date), subject to adjustment in certain events.

        The gross proceeds of the Offering less the Underwriters’ Commission (as hereinafter defined) (the “Escrowed Proceeds”) will be held in escrow on behalf of the Purchasers by an escrow agent acceptable to the Lead Underwriter in an interest bearing account. The Escrowed Proceeds (and accrued interest) will be released to the Company upon satisfaction of the Escrow Condition, at which time each Subscription Receipt shall automatically be exercised for one Unit.

        If the Escrow Condition is not satisfied on or before 5:00 p.m. (Toronto time) on July 31, 2006 (the “Escrow Deadline”), the Escrowed Proceeds (plus accrued interest) shall be used by the Company to repurchase the Subscription Receipts at a redemption price per Subscription Receipt equal to the Purchase Price thereof plus a pro rata amount of any interest accrued in respect of the Escrowed Proceeds to the date of redemption. To the extent that the Escrowed Proceeds (plus accrued interest) are not sufficient to purchase all of the Subscription Receipts, the Company will contribute such amounts as are necessary to satisfy any shortfall.

        The Subscription Receipts shall be created and issued pursuant to a subscription receipt agreement (the “Subscription Receipt Agreement”) to be entered into between Equity Transfer Services Inc. (or such other trust company as may be acceptable to the Company and the Lead Underwriter), in its capacity as subscription receipt agent thereunder, the Lead Underwriter and the Company to be dated as of the Closing Date (as hereinafter defined). The specific attributes of the Subscription Receipts shall be set forth in the Subscription Receipt Agreement. The Warrants shall be created and issued pursuant to a warrant indenture (the “Warrant Indenture”) to be entered into between Equity Transfer Services Inc. (or such other trust company as may be acceptable to the Company and the Lead Underwriter), in its capacity as warrant agent thereunder and the Company to be dated as of the Closing Date. The specific attributes of the Warrants shall be set forth in the Warrant Indenture.

        The Purchaser (and, if applicable, such others on behalf of whom it is contracting hereunder) acknowledges and agrees that the rights of the holders of the Subscription Receipts may be modified under the Subscription Receipt Agreement pursuant to an extraordinary resolution approved either by holders of Subscription Receipts representing at least 66 2/3% of the outstanding Subscription Receipts that attend or are represented at a duly convened meeting of Subscription Receipt holders or by written consent of holders of Subscription Receipts representing at least 66 2/3% of the outstanding Subscription Receipts.

2.         Underwriting Agreement. The Purchaser acknowledges that the Purchaser’s Securities will be issued in connection with the issue of 30,000,000Subscription Receipts for an aggregate subscription price of $18,000,000 (the “Offering”)which are to be sold by the Company in accordance with an underwriting agreement (the “Underwriting Agreement”) to be dated on or before the Closing Date between the Company and the Underwriters. By its acceptance of this offer, the Company covenants, agrees and confirms that the Purchaser will have the benefit of all representations, warranties, covenants and conditions provided to or for the benefit of the Purchaser under the Underwriting Agreement other than as may be modified or waived by the Underwriters.

3.     Definitions. In this Subscription Agreement, unless the context otherwise requires:

(a)	“affiliate”and“distribution” have the respective meanings ascribed to them in the Securities Act (Ontario);

(b)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchasers of the Subscription Receipts pursuant to the provisions of the Underwriting Agreement and this Subscription Agreement;

(c)	“Closing Date” means June 30, 2006 or such other date as the Company and the Lead Underwriter may agree pursuant to the provisions of the Underwriting Agreement;

(d)	“Closing Time” means 9:00 a.m. (Toronto time) on the Closing Date or such other time as the Company and the Lead Underwriter may agree pursuant to the provisions of the Underwriting Agreement;

(e)	“Designated Provinces” means all of the provinces of Canada, to the extent that any Purchasers are resident therein;

(f)	“NI45-106” means National Instrument 45-106 Prospectus and Registration Exemptions as such instrument is in effect at Closing in the Designated Province in which the Purchaser resides;

(g)	“Personal Information” means any information about a Purchaser disclosed by the Purchaser in this Subscription Agreement and the Schedules hereto;

(h)	“Public Record” means, without limitation, the prospectuses, annual information forms, information circulars, offering memoranda, material change reports, press releases and any other documents or reports filed by the Company with the TSX and any applicable Canadian securities regulatory authority during the 24 months preceding the date hereof;

(i)	“Purchasers” means all purchasers of the Subscription Receipts, including the Purchaser;

(j)	“Securities Commissions” means, collectively, the applicable securities commission or other securities regulatory authority in each of the Designated Provinces;

(k)	“Securities Laws” means, collectively, the applicable securities laws of each of the Designated Provinces and the respective regulations and rules made and forms prescribed thereunder together with all applicable and legally enforceable published policy statements, multilateral or national instruments, blanket orders, rulings and notices of the Securities Commissions, as well as the policies and rules of the TSX;

(l)	“TSX” means the Toronto Stock Exchange;

(m)	“Underwriters’ Commission” means a cash commission equal to 6.0% of the gross proceeds of the Offering;

(n)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(o)	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act; and

(p)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

4.     Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Lead Underwriter, on behalf of the Underwriters, at the address and by the date and time set out on the face page hereof, or such other time, date or place as the Underwriters may advise:

(a)	a completed and duly signed copy of this Subscription Agreement;

(b)	if the Purchaser is resident in or otherwise subject to the laws of the provinces ofBritish Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia, New Brunswick, Prince Edward Island or Newfoundland and Labrador and is purchasing the Purchaser’s Securities as an “accredited investor” as defined in NI45-106, a duly completed and executed copy of the Accredited Investor Status Certificate in the form attached hereto as Schedule A;

(c)	if the Purchaser is resident in or otherwise subject to the laws of the provinces ofBritish Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia, New Brunswick, Prince Edward Island or Newfoundland and Labrador and is purchasing the Purchaser’s Securities as principal for its own account and not for the benefit of any other person and is purchasing a sufficient number of Subscription Receipts so that the aggregate Purchase Price payable by the Purchaser in respect of the Purchaser’s Securities will not be less than $150,000, a duly completed and executed copy of the Minimum Amount Investment Status Certificate in the form attached hereto as Schedule B;

(d)	if the Purchaser is resident in or otherwise subject to the laws of the provinces ofBritish Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, Nova Scotia, New Brunswick, Prince Edward Island or Newfoundland and Labrador and is purchasing the Purchaser’s Securities as an “employee”, “executive officer”, “director” or “consultant” of the Company as such terms are defined in NI45-106, a duly completed and executed copy of the Employee, Executive Officer, Director or Consultant Status Certificate in the form attached hereto as Schedule C;

(e)	a certified cheque or bank draft made payable on or before the Closing Date (or such other date as the Underwriters may advise) in same day freely transferable Canadian funds at par in Toronto, Ontario to “Orion Securities Inc.” representing the aggregate Purchase Price payable by the Purchaser for the Purchaser’s Securities, or such other method of payment of the same amount against delivery of the Purchaser’s Securities as the Underwriters may accept; and

(f)	any other documents required by the Securities Laws and the TSX which the Underwriters or the Company request.

        The Purchaser, and each beneficial purchaser, if any, for whom it is acting as trustee or agent, acknowledges and agrees that such documents, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company and the Underwriters. The Purchaser and each such beneficial purchaser consents to the filing of such documents as may be required to be filed with the TSX in connection with the transactions contemplated hereby. The Purchaser and each such beneficial purchaser acknowledges and agrees that this offer, the Purchase

Price and any other documents delivered in connection herewith will be held by the Underwriters until such time as the conditions set out in the Underwriting Agreement are satisfied by the Company or waived by the Underwriters.

5.     Closing. The transactions contemplated hereby will be completed on the Closing Date at the Closing Time at the offices of Cassels Brock & Blackwell LLP, Toronto, Ontario or such other date or time as the Lead Underwriter and the Company may agree upon.

        The Purchaser acknowledges that the certificates representing the Subscription Receipts comprising the Purchaser’s Securities will be available for delivery to the Underwriters or as directed by the Underwriters at the Closing against payment of the amount of the aggregate Purchase Price for the Purchaser’s Securities.

        The Underwriters are hereby appointed as the Purchaser’s agents and attorneys to represent the Purchaser at the Closing for the purpose of all closing matters, deliveries of documents, including without limitation the delivery of the certificates representing the Purchaser’s Securities to the Purchasers, and payment of funds to the Company, and are hereby irrevocably authorized by the Purchaser for and on behalf of the Purchaser, and any beneficial purchaser for whom the Purchaser is acting as agent or trustee, to extend such time periods and modify or waive such conditions as may be contemplated herein or in the Underwriting Agreement or, in their absolute discretion, as they deem appropriate. Without limiting the generality of the foregoing, the Underwriters are specifically and exclusively authorized:

(a)	to waive representations and warranties, covenants or conditions contained in the Underwriting Agreement; and

(b)	to correct manifest errors or omissions in the information provided by the Purchaser in this Subscription Agreement, the Schedules attached hereto and any other documents or forms delivered by the Purchaser in connection with the transactions contemplated hereby, if any.

        In addition, the Purchaser and each beneficial purchaser, if any, for whom it is acting as trustee or agent, acknowledges and agrees that each of the Underwriters is entitled to exercise or not to exercise, in its absolute discretion, the rights of termination under the Underwriting Agreement.

        The Purchaser will take up, purchase and pay for the Purchaser’s Securities at the Closing upon acceptance of this offer by the Company and the satisfaction by the Company, or waiver on behalf of the Purchaser by the Underwriters, of the conditions set out in the Underwriting Agreement.

6.     Representations, Warranties and Covenants of the Company. By accepting this offer, the Company agrees that the Purchaser will have the benefit of all the representations, warranties and covenants given by the Company in the Underwriting Agreement and further agrees that all such representations, warranties and covenants will be deemed to be incorporated herein as if they were reproduced in their entirety, with such changes as are necessary in order to reflect that such representations, warranties and covenants are being made by the Company to the Purchaser, to the extent that such representations, warranties and covenants are not amended or waived by the Underwriters.

7.     Conditions of Closing. The Purchaser acknowledges that the Company’s obligation to sell the Subscription Receipts to the Purchaser is subject to, among other things, the following conditions:

(a)	the Purchaser or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent executing and returning to the Company all documents required by applicable Securities Laws for delivery on behalf of the Purchaser or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent including, without limitation, all applicable Schedules attached hereto, by no later than 12:00 p.m. (Toronto time) on June 27, 2006;

(b)	the fulfilment at or before the Closing Time of each of the conditions of the Closing set out in the Underwriting Agreement except those conditions that are waived by the Underwriters;

(c)	the Company having obtained all required regulatory approvals to permit the completion of the transactions contemplated hereby;

(d)	the issue, sale and delivery of the Purchaser’s Securities being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable Securities Laws, including Ontario Securities Commission Rule 14-501) or any similar document under applicable Securities Laws and other applicable securities laws relating to the sale of the Purchaser’s Securities, or the Company having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or any similar document; and

(e)	the representations and warranties set out herein, including in the Schedules attached hereto, of the Purchaser being true and correct as at the Closing Time.

        The Purchaser and each beneficial purchaser, if any, for whom it is acting as trustee or agent, acknowledges and agrees that as the sale of the Purchaser’s Securities will not be qualified by a prospectus, such sale is subject to the condition that the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) sign and return to the Company or the Underwriters all relevant documentation required by the Securities Laws.

        The Purchaser and each beneficial purchaser, if any, for whom it is acting as trustee or agent, acknowledges and agrees that the Company will be required to provide to the Securities Commissions and to the TSX a list setting out the identities of the beneficial purchasers of the Subscription Receipts. Notwithstanding that the Purchaser may be purchasing Subscription Receipts as an agent on behalf of an undisclosed principal (if permissible under the relevant securities laws), the Purchaser agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Underwriters or the Company in order to comply with the foregoing and Securities Laws.

8.     Acceptance or Rejection. The Company will have the right, in its sole discretion, to accept or reject this Subscription Agreement in whole or in part at any time at or prior to the Closing Time. The Company will be deemed to have accepted this Subscription Agreement upon the Company’s execution of the acceptance at page 2 of this Subscription Agreement and the delivery at the Closing of the certificate(s) representing the Purchaser’s Securities to or upon the direction of the Underwriters, in accordance with the provisions hereof and the Underwriting Agreement.

        If this Subscription Agreement is rejected in whole, the Purchaser and each beneficial purchaser, if any, for whom the Purchaser is acting as agent or trustee, understands that any funds, certified cheques and bank drafts delivered by the Purchaser to the Underwriters representing the purchase price for the Purchaser’s Securities will be returned by the Underwriters to the Purchaser without interest. If this Subscription Agreement is accepted only in part, the Purchaser understands that a cheque representing the portion of the purchase price for that portion of its subscription for the Purchaser’s Securities that is not accepted will be promptly delivered by the Underwriters to the Purchaser without interest.

9.     Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company and the Underwriters as follows and acknowledges that the Company and the Underwriters are relying on such representations and warranties in connection with the transactions contemplated in this Subscription Agreement:

(a)	Authorization and Effectiveness. If the Purchaser is an individual, it is of the full age of majority and has all requisite legal capacity and competence to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder, orif the Purchaser is a corporation, the Purchaser is duly incorporated and is a valid and existing corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchaser’s Securities and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is a partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchaser’s Securities and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in any case, upon acceptance by the Company, this Subscription Agreement will constitute a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of or create a state of facts which, after notice, lapse of time or both, would constitute a default or breach of any of the Purchaser’s constating documents, by-laws or authorizing resolutions (if applicable), any agreement to which the Purchaser is a party or by which it is bound or any law applicable to the Purchaser or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser;

(b)	Residence. The Purchaser, and each beneficial purchaser, if any, for whom it is acting as trustee or agent, was offered the Purchaser’s Securities in, and is a resident of, the jurisdiction referred to under “Name and Address of Purchaser” and “Details of Beneficial Purchaser”, respectively, set out on the face page and page 2 hereof, intends that the Securities Laws of that jurisdiction do and shall govern the subscription of the Purchaser or any beneficial purchaser for whom it is contracting hereunder and that such addresses were not created and are not used solely for the purpose of acquiring the Purchaser’s Securities;

(c)	Private Placement Exemptions. The Purchaser has properly completed, executed and delivered to the Company the applicable certificate(s) (dated as of the date hereof) set forth in Schedules A and B attached hereto and the information contained therein is true and correct and the representations, warranties and covenants contained in the applicable schedules attached hereto will be true and correct both as of the date of execution of this Subscription Agreement and as at the Closing Time;

(d)	Purchasing as Principal. Unless paragraph (g) below applies, the Purchaser is purchasing the Purchaser’s Securities as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person;

(e)	Purchasing for Investment Only. Unless paragraph (g) below applies, the Purchaser is purchasing the Purchaser’s Securities for investment only and not with a view to resale or distribution of all or any of the Purchaser’s Securities or the Common Shares issuable upon exercise thereof;

(f)	No Syndication. Unless paragraph (g) below applies, the Purchaser was not created solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” provided in Schedule A;

(g)	Purchasing as Agent or Trustee.

(i)	In the case of the purchase by the Purchaser of the Purchaser’s Securities as agent or trustee for any principal whose identity is disclosed or identified, each beneficial purchaser of the Purchaser’s Securities for whom the Purchaser is acting, is purchasing its Purchaser’s Securities (1) as principal for its own account and not for the benefit of any other person; (2) for investment only and not with a view to resale or distribution and was not created or used solely to purchase or hold securities in reliance on the “Minimum Amount Investment” exemption provided under Section 2.10 of NI45-106 and it pre-existed the Offering and has a bona fide purpose other than investment in the Subscription Receipts; and (3) either (A) at an aggregate acquisition cost to such beneficial purchaser of not less than $150,000, or (B) the beneficial purchaser is an “accredited investor” as defined in NI45-106;

(ii)	In the case of the purchase by the Purchaser of the Purchaser’s Securities as agent or trustee for any principal, the Purchaser is the duly authorized trustee or agent of such disclosed beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, this Subscription Agreement and all other documentation in connection with the purchase of the Purchaser’s Securities hereunder, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the Purchaser and the Purchaser’s actions as trustee or agent are in compliance with applicable law and the Purchaser and each beneficial purchaser acknowledges that the Company is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Purchaser’s Securities for whom it may be acting; and

(iii)	In the case of the purchase by the Purchaser of the Purchaser’s Securities on behalf of an undisclosed beneficial purchaser, the Purchaser is deemed under applicable Securities Laws to be purchasing as principal;

(h)	Broker. Other than the Underwriters and the soliciting dealer group members, if any, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee and if any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchaser’s Securities, the Purchaser covenants to indemnify and hold harmless the Company and the Underwriters with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(i)	Illegal Use of Funds. None of the funds being used to purchase the Purchaser’s Securities are to the Purchaser’s knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities. The funds being used to purchase the Purchaser’s Securities which will be advanced by the Purchaser to the Company hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s name and other information relating to this Subscription Agreement and the Purchaser’s subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (i) none of the funds to be provided by the Purchaser are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) it shall promptly notify the Company if the Purchaser discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith;

(j)	Resale Restrictions. The Purchaser, and each beneficial purchaser for whom it is contracting hereunder, have been advised to consult their own legal advisors with respect to trading in the Purchaser’s Securities, the Common Shares and Warrants issuable upon exercise thereof and the Warrant Shares issuable upon exercise of the Warrants and with respect to the resale restrictions imposed by the Securities Laws of the province in which the Purchaser or any beneficial purchaser for whom it is contracting hereunder resides and other applicable securities laws, and acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Purchaser (or any beneficial purchaser for whom it is contracting hereunder) to resell such securities, that the Purchaser (or any beneficial purchaser for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Purchaser (or any beneficial purchaser for whom it is contracting hereunder) is solely responsible (and neither the Company nor the Underwriters are in any way responsible) for compliance with applicable resale restrictions and the Purchaser is aware that it (or any beneficial purchaser for whom it is contracting hereunder) may not be able to resell such securities (or the Common Shares and Warrants issuable upon exercise of the Subscription Receipts and the Warrant Shares issuable upon exercise of the Warrants) except in accordance with limited exemptions under the Securities Laws and other applicable securities laws;

(k)	No Purchase or Offer in United States. The Purchaser, or beneficial purchaser, if any, for whom it is acting as trustee or agent:

(i)	is a discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a professional fiduciary organized, incorporated, or (if an individual) resident in the United States; or

(ii)	is not, and is not purchasing the Purchaser’s Securities for the account or benefit of, a U.S. Person under the U.S. Securities Act or for resale in the United States or to a U.S. Person in violation of United States federal or state securities laws, was not offered the Purchaser’s Securities in the United States, at the time the purchase order originated was outside the United States, did not execute or deliver this Subscription Agreement or related documents in the United States and confirms that no act, solicitation, conduct or negotiation directly or indirectly in furtherance of the purchase of the Purchaser’s Securities hereunder has occurred in the United States, and acknowledges that neither the Purchaser’s Securities nor the Common Shares and Warrants issuable upon exercise of such Subscription Receipts nor the Warrant Shares issuable upon exercise of the Warrants have been, nor will they be, registered under the U.S. Securities Act or the securities laws of any state, and may not be offered or sold in the United States or to a U.S. Person, unless an exemption from the registration requirements under the U.S. Securities Act and applicable state securities laws is available, and agrees not to offer, or sell the Purchaser’s Securities or the Common Shares, Warrants or Warrant Shares in the United States or to a U.S. Person, unless the Company consents to such offer or sale and an exemption from registration under the U.S. Securities Act and applicable state securities laws is available;

(l)	Company or Unincorporated Organization. If the Purchaser, or any beneficial purchaser for whom it is acting as trustee or agent, is a corporation or a partnership, syndicate, trust, association, or any other form of unincorporated organization or organized group of persons, the Purchaser or such beneficial purchaser was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption;

(m)	Absence of Offering Memorandum or Similar Document. The Purchaser, and each beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, has not received, nor has it requested, any offering memorandum or any other document describing the business and affairs of the Company (other than this Subscription Agreement), nor has any document been prepared for delivery to, or review by, prospective purchasers in order to assist them in making an investment decision in respect of the Subscription Receipts;

(n)	Absence of Advertising. The offering and sale of the Subscription Receipts to the Purchaser or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, was not made or solicited through, and the Purchaser and each such beneficial purchaser is not aware of, any general solicitation or general advertising with respect to this Offering, including advertisements, articles, notices or other communications published in any printed public media, radio, television or telecommunications, including electronic display (such as the Internet, including but not limited to the Company’s website), or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(o)	No Undisclosed Information.

(i)	The Purchaser’s Securities are not being purchased by the Purchaser (or if applicable by a beneficial purchaser for whom the Purchaser is acting as trustee or agent) as a result of any material information not in the Public Record concerning the Company and the decision of the Purchaser or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, to tender this Subscription Agreement and acquire the Purchaser’s Securities has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company, the Underwriters or any other person and is based entirely upon the Public Record; and

(ii)	the Purchaser, or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, has relied solely upon the term sheet attached as Schedule D to this Subscription Agreement (the “Term Sheet”) and publicly available written information concerning, and issued by, the Company and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of the Company or the Underwriters or any employees, agents or affiliates thereof and the Underwriters assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of the publicly available information upon which the investment decision has been made or as to whether all information concerning the Company required to be disclosed by the Company has been disclosed. In the event of an inconsistency between the provisions of Schedule D and this Subscription Agreement, the provisions of this Subscription Agreement shall prevail;

(p)	Investment Suitability. The Purchaser, or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchaser’s Securities and is able to bear the economic risk of total loss of such investment;

(q)	Not a “Control Person”. The Purchaser, or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, is not a “control person” of the Company, as that term is defined in applicable Securities Laws, and will not become a “control person” of the Company by virtue of the purchase of the Purchaser’s Securities under this Subscription Agreement and does not act or intend to act in concert with any other person to form a control group in respect of the Company;

(r)	Resale. The Purchaser, or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, fully understands the restrictions on resale on the Purchaser’s Securities and will not resell the Purchaser’s Securities, the Common Shares and Warrants issuable upon exercise thereof or the Warrant Shares issuable upon exercise of the Warrants, except in accordance with the provisions of applicable Securities Laws;

(s)	Other Documents.The Purchaser, or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent, will execute and deliver any other documents required by applicable Securities Laws to permit the purchase of the Purchaser’s Securities on the terms herein set forth which the Underwriters or the Company request;

(t)	Personal Information. The Purchaser acknowledges that this Subscription Agreement requires the Purchaser to provide certain Personal Information to the Company. Such information is being collected and will be used by the Company for the purposes of completing the proposed Offering of Subscription Receipts, which includes, without limitation, determining the Purchaser’s eligibility to purchase the Purchaser’s Securities under applicable Securities Laws, preparing and registering certificates representing the Purchaser’s Securities (and the underlying Common Shares and Warrants and Warrant Shares underlying the Warrants) and completing filings required by the Securities Commissions and/or the TSX. The Purchaser agrees that the Purchaser’s Personal Information may be disclosed by the Company to: (a) stock exchanges and applicable securities regulatory authorities, (b) the Company’s registrar and transfer agent, and (c) any of the other parties involved in the proposed Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Purchaser consents to the foregoing collection, use and disclosure of the Purchaser’s Personal Information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents described in Section 4 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby; and

(u)	International Purchasers. If the Purchaser is a resident of a country other than Canada or the United States (an “International Jurisdiction”) then in addition to the other representations and warranties contained herein, the Purchaser represents and warrants that:

(i)	the Purchaser is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;

(ii)	the Purchaser is purchasing the Purchaser’s Securities pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Purchaser is permitted to purchase the Purchaser’s Securities under the applicable securities laws of the International Jurisdiction without the need to rely on an exemption;

(iii)	the applicable securities laws do not require the Company to file a prospectus or similar document or to register the Subscription Receipts (or the Common Shares, Warrants or Warrant Shares) or to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;

(iv)	the delivery of this Subscription Agreement, the acceptance of it by the Company and the issuance of the Subscription Receipts (including the Common Shares and Warrants issuable upon exercise of the Subscription Receipts and the Warrant Shares issuable upon exercise of the Warrants) to the Purchaser complies with all applicable laws of the Purchaser’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Company to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable laws.

        The Purchaser and each beneficial purchaser, if any, for whom it is acting as trustee or agent, acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon by the Company and the Underwriters in determining the Purchaser’s eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchaser’s Securities under Securities Laws. The Purchaser further agrees that by accepting delivery of the Purchaser’s Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Time with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchaser’s Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Subscription Receipts or the Common Shares, Warrants or Warrant Shares. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set out in this Subscription Agreement which takes place prior to the Closing Time.

10.     Purchaser’s Acknowledgements. The Purchaser and each beneficial purchaser, if any, for whom it is acting as trustee or agent, acknowledges and agrees that:

(a)	(i) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Purchaser’s Securities or the offering thereof; (ii) there is no government or other insurance covering the Purchaser’s Securities; and (iii) there are risks associated with the purchase of the Purchaser’s Securities;

(b)	the purchase of the Purchaser’s Securities has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Purchaser’s Securities is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)	no prospectus or other offering document has been filed by the Company with a securities commission or other securities regulatory authority in any province of Canada, or any other jurisdiction in or outside of Canada in connection with the issuance of the Purchaser’s Securities or the Common Shares and Warrants issuable upon exercise thereof or the Warrant Shares issuable upon exercise of the Warrants, and such issuances are exempt from the prospectus requirements otherwise applicable under the provisions of Securities Laws and, as a result, in connection with its purchase of the Purchaser’s Securities hereunder, as applicable:

(i)	the Purchaser is restricted from using most of the protections, rights and remedies available under Securities Laws including, without limitation, statutory rights of rescissionor damages;

(ii)	the Purchaser will not receive information that may otherwise be required to be provided to the Purchaser under applicable Securities Laws or contained in a prospectus prepared in accordance with applicable Securities Laws; and

(iii)	the Company is relieved from certain obligations that would otherwise apply under such applicable Securities Laws;

(d)	the Purchaser’s Securities are being offered for sale only on a “private placement” basis;

(e)	the Underwriters will be paid the Underwriters’ Commission, which commission shall be paid to the Underwriters at Closing;

(f)	the Underwriters will be issued compensation warrants (the “Compensation Warrants”) exercisable to acquire an aggregate of 1,800,000 Units, subject to adjustment in certain events. The Compensation Warrants shall be exercisable for a period of 24 months following the Closing Date at an exercise price of $0.64 per Unit;

(g)	except as otherwise provided herein or in the Underwriting Agreement, all costs and expenses incurred by the Purchaser (including any fees and disbursements of legal counsel retained by the Purchaser) relating to the purchase of the Purchaser’s Securities shall be borne solely by the Purchaser;

(h)	none of the Underwriters, their counsel, Wildeboer Dellelce LLP, or the Company’s counsel, Cassels Brock & Blackwell LLP, assume any responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Company or as to whether all information concerning the Company required to be disclosed by the Company has been generally disclosed. The Purchaser, on its own behalf and on behalf of others for whom the Purchaser is contracting hereunder, has acknowledged that the decision to purchase the Purchaser’s Securities was made on the basis of currently available public information. The Underwriters, their counsel, Wildeboer Dellelce LLP, or the Company’s counsel, Cassels Brock & Blackwell LLP, are entitled to the benefit of this subsection;

(i)	the Purchaser’s Securities (and the Common Shares and Warrants issuable upon exercise thereof and the Warrant Shares issuable upon exercise of the Warrants) will be subject to certain resale restrictions under the Securities Laws and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and neither the Company nor the Underwriters are in any manner responsible) for complying with such restrictions. For purposes of complying with the Securities Laws and National Instrument 45-102 Resale of Securities, the Purchaser and each beneficial purchaser, if any, for whom it is acting as trustee or agent, understands and acknowledges that upon the issuance of the Purchaser’s Securities, all the certificates representing the Purchaser’s Securities, as well as all certificates representing the Common Shares and Warrants issuable upon exercise thereof and all certificates representing the Warrant Shares issuable upon exercise of the Warrants that are issued prior to the date that is four months plus one day from the Closing Date, shall bear a legend substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS PLUS ONE DAY FROM THE CLOSING DATE].”

(j)	the Purchaser (and, if applicable, others for whom it is contracting hereunder) is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby; and

(k)	the Company may be considered a connected issuer of the Lead Underwriter within the meaning of National Instrument 33-105 —Underwriting Conflicts in connection with the Offering. The Lead Underwriter has advised the Company in connection with the Acquisition and will receive a fee upon the successful completion of such Acquisition, a condition precedent of which is the closing of the Offering.

11.     Further Acknowledgements of the Purchaser. The Purchaser hereby acknowledges, agrees and consents to:

(a)	the disclosure of Personal Information to each of the Company, the Securities Commissions and the TSX;

(b)	the collection, use and disclosure of Personal Information by the TSX for the purposes identified by the TSX, from time to time; and

(c)	the collection, use and disclosure of Personal Information by the Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Company’s business.

        If the Purchaser is resident in or otherwise subject to the securities laws of the Province of Ontario, the Purchaser acknowledges and agrees that the Purchaser has been notified by the Company (i) of the delivery to the Ontario Securities Commission (the “OSC”) of Personal Information pertaining to the Purchaser, including, without limitation, the full name, residential address and telephone number of the Purchaser, the number and type of securities purchased and the total Purchase Price paid in respect of the Purchaser’s Securities, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 5520 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252.

12.     No Revocation. The Purchaser agrees that this Subscription Agreement is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company and the Underwriters from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws or otherwise at law.

13.     Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and the Underwriters and their respective directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company or the Underwriters in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company or the Underwriters in connection herewith.

14.     Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

15.     Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other parties. For greater certainty this Subscription Agreement may only be transferred or assigned by the Purchaser subject to compliance with applicable laws (including, without limitation, applicable Securities Laws).

16.     Miscellaneous and Counterparts. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser (and, if applicable, others for whom it is contracting hereunder) herein will survive the execution and delivery, and acceptance, of this Subscription Agreement and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

17.     Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.

18.     Facsimile Subscriptions. The Company shall be entitled to rely on delivery by facsimile machine or other electronic means of an executed copy of this Subscription Agreement, including the completed Schedules hereto, and acceptance by the Company of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

19.     Entire Agreement. This Subscription Agreement (including the Schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. In the event of any inconsistency between the provisions of this Subscription Agreement and the Underwriting Agreement, the provisions of the Underwriting Agreement shall prevail.

20.     Language. In connection with the proposed offering of Subscription Receipts of Glencairn Gold Corporation, the undersigned hereby requests that all documentation available, including the Subscription Agreement, be prepared and forwarded in the English language only. Dans le cadre du placement propose de reçu de souscription de Glencairn Gold Corporation, le soussigné consent par les présentes à ce que la documentation relative à ce placement proposé, y compris la convention de souscription, soit rédigée et soumise en la langue anglaise seulement.

21.     Time of Essence. Time shall be of the essence of this Subscription Agreement.

22.     Currency. All dollar amounts referred to in this Subscription Agreement are in Canadian dollars.

23.     Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Subscription Agreement.

24.     Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

25.     Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

SCHEDULE A

ACCREDITED INVESTOR STATUS CERTIFICATE

TO BE COMPLETED BY BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, ONTARIO, QUEBEC, NEWFOUNDLAND AND LABRADOR, NOVA SCOTIA, NEWBRUNSWICK
AND PRINCE EDWARD ISLAND ACCREDITED INVESTORS

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

In connection with the purchase by the undersigned Purchaser of the Purchaser’s Securities, the Purchaser, on its own behalf and on behalf of each of the beneficial purchasers for whom the Purchaser is acting, hereby represents, warrants, covenants and certifies to the Company and the Underwriters (and acknowledges that the Company, the Underwriters and their respective counsel are relying thereon) that:

(a)	the Purchaser, or each of the beneficial purchasers for whom the Purchaser is acting, is resident in or otherwise subject to the securities laws of one of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Newfoundland and Labrador, Nova Scotia, New Brunswick or Prince Edward Island;

(b)	the Purchaser, or each of the beneficial purchasers for whom the Purchaser is acting, is purchasing the Purchaser’s Securities as principal for its own account and not for the benefit of any other person;

(c)	the Purchaser, or each of the beneficial purchasers for whom the Purchaser is acting, is an “accredited investor” within the meaning of NI45-106 on the basis that the undersigned fits within the category of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category; and

(d)	upon execution of this Schedule A by the Purchaser, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

(a)	a Canadian financial institution, or a Schedule III bank;

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)	an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

(n)	an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI45-106;

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

For the purposes hereof, the following definitions are included for convenience:

(a)	“Canadian financial institution”means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“control person”has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebéc where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)	“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)	“founder”means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

(f)	“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

(h)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(i)	“Schedule III bank”means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(j)	“spouse” means an individual who(i)is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(k)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI45-106 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In NI45-106 a person (first person) is considered to control another person (second person) if (a) the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company and the Underwriters prior to the Closing Time.

Dated: June 27, 2006	Signed: /s/ Charles B. Main

/s/ Jacqueline A. Jones	YAMANA RESOURCES INC.

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Jacqueline A. Jones	Charles B. Main – Director

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

SCHEDULE B

MINIMUM AMOUNT INVESTMENT STATUS CERTIFICATE

TO BE COMPLETED BY BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, ONTARIO, QUEBEC, NEWFOUNDLAND AND LABRADOR, NOVA SCOTIA, NEW BRUNSWICK AND PRINCE EDWARD ISLAND PURCHASERS THAT ARE SUBSCRIBING UNDER THE “MINIMUM AMOUNT INVESTMENT” EXEMPTION

In connection with the purchase by the undersigned Purchaser of the Purchaser’s Securities, the Purchaser, on its own behalf and on behalf of each of the beneficial purchasers for whom the Purchaser is acting, hereby represents, warrants, covenants and certifies to the Company and the Underwriters (and acknowledges that the Company, the Underwriters and their respective counsel are relying thereon) that:

(a)	the Purchaser, or each of the beneficial purchasers for whom it is acting, is resident in or otherwise subject to the securities laws of one of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Newfoundland and Labrador, Nova Scotia, New Brunswick or Prince Edward Island;

(b)	the Purchaser, or each of the beneficial purchasers for whom it is acting, is purchasing the Purchaser’s Securities as principal for its own account and not for the benefit of any other person;

(c)	the Purchaser’s Securities have an acquisition cost to the Purchaser of not less than $150,000, payable in cash at the Closing;

(d)	the Purchaser’s Securities are a security of a single issuer;

(e)	the Purchaser, or each of the beneficial purchasers for whom it is acting, was not created and is not being used solely to purchase or hold securities in reliance on the registration and prospectus exemptions provided under Section 2.10 of NI45-106, it pre-existed the Offering and has a bona fide purpose other than investment in the Subscription Receipts; and

(f)	upon execution of this Schedule B by the Purchaser, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company and the Underwriters prior to the Closing Time.

Dated	Signed

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

SCHEDULE C

EMPLOYEE, EXECUTIVE OFFICER, DIRECTOR OR CONSULTANT STATUS CERTIFICATE

TO BE COMPLETED BY EMPLOYEES, EXECUTIVE OFFICERS, DIRECTORS OR CONSULTANTS OF THE COMPANY

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

In connection with the purchase by the undersigned Purchaser of the Purchaser’s Securities, the Purchaser hereby represents, warrants, covenants and certifies to the Company and the Underwriters (and acknowledges that the Company, the Underwriters and their respective counsel are relying thereon) that:

(a)	the Purchaser is resident in or otherwise subject to the securities laws of one of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, Newfoundland and Labrador, Nova Scotia, New Brunswick or Prince Edward Island;

(b)	the Purchaser is purchasing the Purchaser’s Securities as principal for its own account and not for the benefit of any other person;

(c)	the Purchaser’s participation in the trade is voluntary;

(d)	the Purchaser fits within one of the categories set out in Section 2.24 of NI 45-106 and reproduced below beside which the undersigned has indicated the undersigned belongs to such category; and

(e)	upon execution of this Schedule C by the Purchaser, this Schedule C shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY)

(a)	an employee, executive officer, director or consultant of the Company;

(b)	an employee, executive officer, director or consultant of a related entity of the Company; or

(c)	a permitted assign of a person referred to in paragraph (a) or (b).

For the purposes hereof, the following definitions are included for convenience:

(a)	“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that (a) is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution, (b) provides the services under a written contract with the issuer or a related entity of the issuer, and (c) spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

(b)	“executive officer”means, for an issuer, an individual who is (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, (iii) an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or (iv) performing a policy-making function in respect of the issuer;

(c)	“director” means (i) a member of the board of directors of a company or an individual who performs similar functions for a company, and (ii) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(d)	“permitted assign”means, for a person that is an employee, executive officer, director or consultant of an issuer or of a related entity of the issuer,

(i)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person,
(ii)	a holding entity of the person,
(iii)	an RRSP or a RRIF of the person,
(iv)	a spouse of the person,
(v)	a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person,
(vi)	a holding entity of the spouse of the person, or
(vii)	an RRSP or a RRIF of the spouse of the person;

(e)	“related entity”means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer; and

(f)	“related person”means, for an issuer, (i) a director or executive officer of the issuer or of a related entity of the issuer, (ii) an associate of a director or executive officer of the issuer or of a related entity of the issuer, or (iii) a permitted assign of a director or executive officer of the issuer or of a related entity of the issuer.

In NI45-106, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of (a) ownership of or direction over voting securities in the second person, (b) a written agreement or indenture, (c) being the general partner or controlling the general partner of the second person, or (d) being a trustee of the second person.

In NI45-106 participation in a trade is considered voluntary if (a) in the case of an employee or the employee’s permitted assign, the employee or the employee’s permitted assign is not induced to participate in the trade by expectation of employment or continued employment of the employee with the issuer or a related entity of the issuer, (b) in the case of an executive officer or the executive officer’s permitted assign, the executive officer or the executive officer’s permitted assign is not induced to participate in the trade by expectation of appointment, employment, continued appointment or continued employment of the executive officer with the issuer or a related entity of the issuer, and (c) in the case of a consultant or the consultant’s permitted assign, the consultant or the consultant’s permitted assign is not induced to participate in the trade by expectation of engagement of the consultant to provide services or continued engagement of the consultant to provide services to the issuer or a related entity of the issuer.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company and the Underwriters prior to the Closing Time.

Dated	Signed

Witness (If Purchaser is an Individual)	Print the name of Purchaser

Print Name of Witness	If Purchaser is a Corporation, print name and title of Authorized Signing Officer

C-2

SCHEDULE D

Term Sheet

Issuer:	Glencairn Gold Corporation (the "Company").

Offering:	Private placement offering of subscription receipts of the Company (the "Subscription Receipts").

Type of Offering:	Private placement on an underwritten basis, subject to a formal underwriting agreement.

Issued Securities:	Subscription Receipts, each exercisable to acquire, for no additional consideration, one unit (a “Unit”) comprised of one common share of the Company (a “Common Share”) and one-half of one common share purchase warrant of the Company (each whole common share purchase warrant, a Warrant”), subject to adjustment in certain events.

Warrants:	Each Warrant will entitle the holder to purchase one Common Share (a “Warrant Share”) at a price of $0.80 per share until the earlier of (i) two years following the Closing Date (as hereinafter defined), and (ii) at the option of the Company, the date that is 30 days following provision of notice to warrantholders from the Company that the closing price of its common shares on the Toronto Stock Exchange (the “TSX”) has been at least $1.20 for 30 consecutive trading days (such notice not to be provided prior to the date which is four months and one day following the Closing Date (as hereinafter defined)).

Size of Issue:	$18,000,000.

Issue Price:	$0.60 per Subscription Receipt (the "Issue Price").

Escrow:	The gross proceeds of the Offering less the Underwriters’ Commission (as hereinafter defined) (the “EscrowedProceeds”) will be held in escrow on behalf of the purchasers’ of the Subscription Receipts by an escrow agent acceptable to the Company and Orion (as hereinafter defined) in an interest bearing account. The Escrowed Proceeds (and accrued interest) will be released to the Company upon the completion of the acquisition of the La Libertad gold mine in Nicaragua and a 60% interest in the Cerro Quema gold deposit in Panama (the “Acquisition”) on terms previously disclosed and otherwise reasonably acceptable to the Underwriters, including, for greater certainty, the delivery to the Underwriters of a favourable legal opinion with respect to title of the La Libertad property to be acquired by the Company pursuant to the Acquisition (the “Escrow Condition”). If the Escrow Condition is not satisfied on or before 5:00 p.m. (Toronto time) on July 31, 2006, the Escrowed Proceeds (plus accrued interest) shall be used by the Company to repurchase the Subscription Receipts at a redemption price per Subscription Receipt equal to the Issue Price plus a pro rata amount of any interest accrued in respect of the Escrowed Proceeds to the date of redemption. To the extent that the Escrowed Proceeds (plus accrued interest) are not sufficient to purchase all of the Subscription Receipts, the Company will contribute such amounts as are necessary to satisfy any shortfall.

Offering Jurisdictions:	All provinces of Canada. U.S. sales by private placement to accredited investors pursuant to Rule 506 of Regulation D under the U.S. Securities Act of 1933, as amended.

Closing Date:	June 30, 2006, or such other date as the Company and Orion mutually agree (the "Closing Date").

Conditions of Closing:	Conditions to completion of the Offering shall include, among other things, evidence of all requisite approvals, including the conditional approval of the TSX; (ii) certificates of responsible officers of the Company; and (iii) favourable legal opinions of counsel to the Company and its subsidiaries in respect of corporate and securities matters, in each case in a form customary for transactions of this nature and all in a form satisfactory to the Underwriters, acting reasonably.

Underwriters:	Orion Securities Inc. ("Orion") will be lead underwriter and sole book runner of a syndicate of underwriters (collectively, the "Underwriters"), including Canaccord Adams Inc., Dundee Securities Corporation and Blackmont Capital Inc.

Underwriters' Commission:	6.0% of the gross proceeds of the Offering (the " Underwriters' Commission"). The Company will also pay all expenses relating to the Offering, whether or not it is completed.

Underwriters' Compensation Warrants:	The Underwriters will be issued compensation warrants (the "Compensation Compensation Warrants: Warrants") exercisable to acquire an aggregate of 1,800,000 Units. The Compensation Warrants shall be exercisable at any time up to 24 months following the Closing Date at an exercise price of $0.64 per Unit.

Listing:	The Company will obtain the necessary approvals to list the Common Shares issuable upon exercise of the Subscription Receipts (including any Warrant Shares issued on exercise of the Warrants) on the TSX and the American Stock Exchange, which listing shall be conditionally approved prior to the Closing Date.

Resale and Hold Period:	The Subscription Receipts and any Common Shares and Warrants issued on exercise thereof and any Warrant Shares issuable upon exercise of the Warrants will be subject to a statutory hold or restricted period of four months and one day after the Closing Date.

D-2